Exhibit 4.1


                        AMENDMENT TO THE RIGHTS AGREEMENT

         This Amendment to the Rights Agreement (this "Amendment") dated as of May 4, 2006, between Unitrin, Inc., a Delaware corporation (the "Company"), and Wachovia Bank, National Association (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent have entered into that certain Rights Agreement, dated as of August 4, 2004 (the "Rights Agreement"); and

         WHEREAS, the Company desires to amend the Rights Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and the Rights Agent do hereby agree as follows:

         1. Amendment to Section 21. Section 21 of the Rights Agreement is hereby amended by deleting the phrase "$50,000,000" in clause (a) of the fifth sentence and replacing it with the phrase "$10,000,000".

         2. Effect on the Rights Agreement.

         (a) On and after the date hereof, each reference in the Rights Agreement to "this Agreement", "herein", "hereof", "hereunder" or words of similar import shall mean and be a reference to the Rights Agreement as amended hereby.

         (b) Except as specifically amended above in connection herewith, the Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         4. Headings. The headings in this Amendment are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         5. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                        UNITRIN, INC.


                                        By:      /s/ Scott Renwick
                                                 --------------------------
                                        Name:    Scott Renwick
                                        Title:   Senior Vice President



                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, AS RIGHTS AGENT


                                        By:      /s/ Melissa H. Sullivan
                                                 --------------------------
                                        Name:    Melissa H. Sullivan
                                        Title:   Vice President